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                                                               Exhibit 99.T3B.1


                          Eagle-Picher Industries, Inc.

                               CODE OF REGULATIONS
                                    ________

                                    ARTICLE I

                                      Seal

      SECTION 1. Form. The seal of the Corporation shall have upon it the name and words "Eagle-Picher Industries, Inc. Incorporated 1867 - Seal" and shall be circular in form.

                                   ARTICLE II

                                  Shareholders

      SECTION 1. Place of Meetings. Meetings of shareholders shall be held at the office of the Corporation in Cincinnati, Ohio, or at such other place in Cincinnati as may be designated by the Board of Directors.

      SECTION 2. (a) Annual Meeting. The annual meeting of shareholders shall be held at 2 o'clock P.M. on the fourth Tuesday in March of each year, if not a legal holiday, but, if a legal holiday, then, at the same hour, on the next succeeding business day which is not a legal holiday, at which time there shall be elected, by ballot, in accordance with the laws of the State of Ohio and these regulations, members of the Board of Directors to serve and hold office as provided in Article III hereof.

      (b) Shareholder Action. Any action required to be taken at a meeting of shareholders shall be taken at an annual or special meeting thereof, or without a meeting upon the unanimous written consent of all shareholders entitled to vote thereon.

      (c) Shareholder Nominations. Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for

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election as directors, at an annual meeting or at a special meeting called in whole or in part to vote on the election of directors, only if written notice of such shareholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the Corporation not less than 60 days nor more than 90 days in advance of such meeting; provided, however, that if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was first mailed or such public disclosure was made. Each such shareholder's notice shall set forth: (a) the name and address, as they appear on the Corporation's books, of the shareholder who intends to make the nomination and the name, age, business address and residence address of the person or persons to be nominated;
(b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) the principal occupation or employment of the person or persons to be nominated; (e) the class and number of shares of the Corporation which are beneficially owned by the shareholder intending to make the nomination and by the person or persons to be nominated; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the written consent of each nominee to being named in the proxy statement and serving as a director of the Corporation if so elected. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to such nominee. No person to be nominated by a shareholder shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.(c). The chairman of the meeting shall, if the facts warrant, refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      (d) Notice of Shareholder Business. At an annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, busi-

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ness must be (a) specified in the notice of meeting (or any supplement thereto)
given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or
(c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these regulations to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.(d), Article II. The chairman of the annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.(d), Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      (e) Notwithstanding anything in these regulations to the contrary, the affirmative vote of the holders of 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal these subsections (b), (c), (d) and (e) of
Section 2, Article II; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Section 2.(b) hereof.

      SECTION 3. Special Meetings of Shareholders. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation, special meetings of shareholders may be called by the Chairman of the Board of Directors, the President, or the directors by action at a meeting or a majority of the directors

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acting without a meeting, persons who hold fifty percent of all shares outstanding and entitled to vote thereat, the Secretary or an Assistant Secretary. Any shareholder or shareholders entitled to call a special meeting pursuant to this Section 3, Article II, must, in order properly to call such meeting, deliver a written notice to the Secretary of the Corporation requesting that a special meeting be called. Such meeting shall be held on a date fixed by the Board of Directors of the Corporation, which date shall be not less than 60 days nor more than 90 days after the date of receipt of such notice by the Secretary of the Corporation. Any such notice shall set forth as to each matter proposed to be brought before the special meeting (a) a brief description of the business desired to be brought before the meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder or shareholders proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these regulations to the contrary, the Secretary shall not call a special meeting upon the request of any shareholder if such shareholder has failed to comply with this Section 3, Article II, with respect to all matters proposed to be brought before such meeting and, subject to Section 2.(c) of this Article II with respect to shareholder nominations for election of directors, no business shall be conducted at a special meeting except business proposed in accordance with the procedures set forth in this Section 3, Article II. The Chairman of the special meeting shall, if the facts warrant, determine that business was not properly brought before the meeting and in accordance with the provisions of this Section 3, Article II, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding anything in these regulations to the contrary, the affirmative vote of the holders of 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Section 3 of Article II; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Section 2.(b) hereof.

      SECTION 4. Notice of Meetings. A notice, as required by law, of each regular or special meeting of shareholders shall be given in writing by the Chairman of the Board of Directors, the President, the Secretary, or an Assistant Secretary, not less than ten (10) days before the meeting.

      SECTION 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of shareholders for the transaction of business, except as otherwise provided by law. by the articles of incorporation, or by these regulations, if, however,

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such majority shall not be present or represented at any meeting of shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting, at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

      SECTION 6. Proxies. Any shareholder entitled to vote at a meeting of shareholders may be represented and vote thereat by proxy, appointed by an instrument in writing, subscribed by the shareholder or his duly authorized agent, and submitted to the Secretary of the Corporation not less than forty-eight hours before such meeting; provided, any such proxy, other than for a corporation, shall himself be a shareholder.

      SECTION 7. Organization. The Chairman of the Board of Directors, or the President, shall preside at all meetings of shareholders. In the absence of both, the Board of Directors shall designate a presiding officer, who shall have all the powers herein conferred upon the presiding officer of the meeting. The Secretary of the Corporation shall act as secretary of all meetings but, in the absence of the Secretary, the presiding officer of shareholders may appoint any person to act as secretary of the meeting.

      SECTION 8. Order of Business. At all shareholders' meetings the order of business shall be as follows:

               1. Proof of notice of meeting.
               2. Presentation and examination of proxies.
               3. Reading of minutes of previous meeting and acting thereon.
               4. Report of Directors or Committees.
               5. Reports of Officers.
               6. Unfinished business
               7. Election of Directors.
               8. New or miscellaneous business.
               9. Adjournment.

This order may be changed by affirmative vote of the holders of a majority of the outstanding shares, present in person or represented by proxy.

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                                   ARTICLE III

                               Board of Directors

      SECTION 1. (a) Number, Election and Terms. Except as otherwise fixed by or pursuant to the provisions of Article Fourth, Division A of the Articles of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the Board of Directors of the Corporation shall consist of eleven (11) members or such other number as may be determined from time to time by action of the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors of the Corporation, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1986, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1987, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1988, with each class to hold office until its successor is elected and qualified. At each annual meeting of shareholders of the Corporation, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

      (b) Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any vacancies on the Board of Directors shall be filled as provided by law. Any director so elected shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      (c) Removal. Any director may be removed from office as provided by law; provided, however, the removal of directors by shareholders shall require an affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Article II, Section 2.(b) hereof.

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      (d) Amendment, Repeal, Inconsistent Provisions. Notwithstanding anything in these regulations to the contrary, the affirmative vote of the holders of 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting as a single class, shall be required to alter, amend, adopt any provisions inconsistent with or repeal these Subsections
(a), (b), (c) and (d) of Section 1, Article III; provided, however, shareholder action without a meeting shall require the unanimous written consent of all shareholders entitled to vote thereon pursuant to Article II, Section 2.(b) hereof.

      SECTION 2. Time and Place of Meetings. A meeting of the Board of Directors shall be held immediately following each meeting of shareholders at which directors are elected, and notice of such meeting need not be given. Other meetings of the Board may be held at such times and places, either within or without the State of Ohio, as may be fixed by resolution of the Board or as may be specified in the call and notice of meetings; and shall be held at least quarterly.

      SECTION 3. Call and Notice of Meetings. Meetings may be called at any time by the Chairman of the Board, the President, the Secretary, or by a majority of the Board. The Board shall decide what notice of meetings shall be given and the length of time prior to the meeting that such notice shall be given. Any meeting at which all directors are present shall be a valid meeting, whether notice thereof was given or not, and any business may be transacted at such meeting. Notice for call of any meeting may be waived by any one or all of the directors.

      SECTION 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business and, if at any meeting of the Board there be less than a quorum present, a majority of those present may adjourn the meeting from time to time.

      SECTION 5. Compensation of Directors and Members of the Executive Committee. The directors are authorized to fix, from time to time, their own compensation for attendance at meetings of the Board and the compensation of members of the Executive Committee for attendance at meetings of such Committee, which may include expenses of attendance when meetings are not held at the place of residence of any director or member.

      SECTION 6. General Powers. The powers of the Corporation shall be exercised, its business and affairs conducted, and its property controlled by the Board of Directors, except as otherwise provided in the General Corporation Law of Ohio or in the articles of incorporation of the Corporation and amendments thereto. The Board of Directors shall have power to fix, define and limit the powers and duties of all officers.

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      SECTION 7. Indemnification of Directors and Officers. Each director and each officer now, heretofore, or hereafter in office, shall be indemnified by the Corporation against all costs imposed upon, and/or expenses reasonably incurred by him in connection with or arising out of any action, suit or proceeding of whatever nature (whether the same be settled or proceed to judgement) in which he may be or become involved by reason of his being or having been a director or officer of the Corporation, any subsidiary of the Corporation, or any company or corporation which he serves as a director or officer at the request of the Corporation (whether or not he continues to be a director or officer at the time of the imposition of such costs and/or expenses), except in respect to matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for gross negligence or wilful misconduct in the performance of his duty as such director or officer. The foregoing right of indemnification shall be in addition to and not exclusive of any and all other rights to which he may be entitled as a matter of law.

                                    ARTICLE IV

                               Executive Committee

      SECTION 1. Executive Committee. The Board of Directors may, by resolution, designate not less than three (3) of its number to constitute an Executive Committee, but may repeal said resolution and dispense with said Committee at any time.

      SECTION 2. Powers of Executive Committee. The Executive Committee shall have charge of the management of the business and affairs of the Corporation in the interim between meetings of the Board of Directors, and generally shall have all of the authority of the Board, in the transaction of such business of the Corporation as, in the judgement of the Committee, may require action between meetings of the Board.

      SECTION 3. Limitation of Powers of Executive Committee. The Board of Directors shall have authority to limit or quality the powers of the Executive Committee at any time, and may rescind any action of the Committee to the extent that no rights of third persons shall have intervened.

      SECTION 4. Record of Executive Committee. The Executive Committee shall keep a record of its proceedings and make a report of its acts and transactions to the Board of Directors, all of which shall form part of the records of the Corporation.

                                    ARTICLE V

                                    Officers

      SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary, one or more Assistant Secretar-

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ies, a Treasurer and one or more Assistant Treasurers. Any two or more of the offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required to be executed, acknowledged, or verified by two or more officers.

      SECTION 2. Other Officers. The Board of Directors is authorized in its discretion to establish the office of Chairman of the Board, and shall have the further power to provide for such other offices and agencies as it shall deem necessary from time to time and to dispense with any of said offices and agencies at any time.

      SECTION 3. Election, Term and Removal. At the meeting of the Board of Directors immediately following each meeting of shareholders at which directors are elected, the Board shall select one of its members to be President of the Corporation. It shall also select all other officers of the Corporation, none of whom shall be required to be a member of the Board, except the Chairman of the Board if that office be established. All officers of the Corporation shall hold office during the pleasure of the Board, or until their successors shall have been elected and qualified, and the Board may remove or suspend any officer at any time, without notice, by the affirmative vote of a majority of the entire Board.

      SECTION 4. Vacancies and Absence. If any office shall become vacant by reason of the death, resignation, disqualification, or removal of the incumbent thereof, or other cause, the Board of Directors may select a successor to hold office for the unexpired term in respect to which such vacancy occurred or was created. In case of the absence of any officer of the Corporation or for any reason that the Board of Directors may determine as sufficient, the Board may for the time being delegate the powers and duties of such officer to any other officer, or to any director, except where otherwise provided by these regulations or by statute.

      SECTION 5. Salaries. The Board of Directors or the Executive Committee shall fix the salaries of all officers; and shall supervise the salaries of all other employees of the Corporation.

                                   ARTICLE VI

                               Duties of Officers

      SECTION 1. Chairman of the Board. The Chairman of the Board of Directors (if the Board establishes such office) shall preside at all meetings of the Board, appoint all special or other committees (unless otherwise ordered by the Board) and shall confer with and advise all other officers of the Corporation. He shall have such executive and managerial powers and authority and shall perform such duties as may, from time to time, be delegated to him by the Board of Directors or the Executive Committee.

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      SECTION 2. President. The President shall, unless otherwise prescribed by the Board of Directors or the Executive Committee, be the chief executive officer and active head of the Corporation and, in the recesses of the Board of Directors and the Executive Committee, shall have general control and management of all of its business affairs. He shall make annual reports to the Board of Directors, showing the condition of the affairs of the Corporation, making such recommendations as he thinks proper, and from time to time shall bring before the Board of Directors, or the Executive Committee, such information as may be required touching upon the business and property of the Corporation. He shall perform such other duties as may, from time to time, be assigned to him by the Board of Directors. If there be no Chairman of the Board, or in his absence, the President shall preside at all meetings of the Board and appoint all special or other committees (unless otherwise ordered by the Board).

      SECTION 3. Vice-Presidents. The Vice-Presidents shall perform such duties as may be delegated to them by the Board of Directors, or assigned to them from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President. In the absence of the Chairman of the Board and the President, the Board of Directors shall designate one of the Vice-Presidents, or some other person, to perform the duties and have the powers of the Chairman of the Board and the President, and, during such absence, such person shall be authorized to exercise all of the functions of the Chairman of the Board and the President.

      SECTION 4. Secretary. The Secretary shall keep a record of all proceedings of the Board of Directors and of all meetings of shareholders, and shall perform such other duties as may be assigned to him by the shareholders, the Board of Directors, the Executive Committee, the Chairman of the Board, or the President.

      SECTION 5. Assistant Secretaries. The Assistant Secretaries shall perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Secretary. The Board of Directors shall designate one of the Assistant Secretaries to be acting Secretary during the absence or disability of the Secretary.

      SECTION 6. Treasurer. The Treasurer shall have charge of the funds of the Corporation. He shall keep proper books of account showing all transactions entered into by, for and on behalf of the Corporation, with vouchers in support thereof. He shall also, from time to time as required, make reports and statements to the Board of Directors and the Executive Committee as to the financial condition of the Corporation, and submit detailed statements of receipts and disbursements; and shall perform such other duties as may be assigned to him from time to time by the Board of Directors, the Executive Committee, the Chairman of the Board, or the President.

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      SECTION 7. Assistant Treasurers. The Assistant Treasurers shall perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, the Chairman of the Board, the President or the Treasurer. The Board of Directors shall designate one of the Assistant Treasurers to be acting Treasurer during the absence or disability of the Treasurer.

      SECTION 8. Bonds of Officers. The Board of Directors or the Executive Committee shall determine which officers of the Corporation shall give bond, and the amount thereof, the expense to be paid by the Corporation.

                                   ARTICLE VII

                        Certificates for Shares of Stock

      SECTION 1. Certificates. Certificates evidencing the ownership of shares of the Corporation shall be issued to those entitled to them by transfer or otherwise. Each certificate for shares shall bear the signature of the Chairman of the Board, or the President or one of the Vice-Presidents, and of the Secretary or an Assistant Secretary, the seal of the Corporation (but failure to affix the seal shall not invalidate the certificate if properly signed) and such recitals as may be required by law.

      SECTION 2. Mutilated and Lost Certificates. If any certificate for shares of the Corporation becomes worn, defaced or mutilated, the Board of Directors, upon surrender thereof, may order the same cancelled and a new certificate issued in lieu thereof. If any certificate for shares be lost or destroyed, a new certificate may be issued upon such terms and under such regulations as may be adopted by the Board of Directors.

                                  ARTICLE VIII

                                   Committees

      SECTION 1. Committees. The Board of Directors shall have power to create from time to time such committees, standing or special, as it shall deem best, and to revoke their appointment or restrict or modify their powers.

                                   ARTICLE IX

                          Closing Stock Transfer Books

      SECTION 1. Closing Stock Transfer Books. The Board of Directors may fix a time, not exceeding forty-five (45) days preceding the date of any meeting of shareholders or any dividend payment date or any date for the allotment of rights, as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be and/or the Board of Directors may close the books of the Corporation against transfer of shares of stock during the whole or any part of such period.

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                                    ARTICLE X

                                   Amendments

      SECTION 1. Amendments. These regulations, or any of them, may be altered, amended, added to or repealed as may be provided by law.

                                   ARTICLE XI

                             Assent of Shareholders

      SECTION 1. Assent of Shareholders. Any person becoming a shareholder in this Corporation shall be deemed to assent to these regulations, and any alterations, amendments, or additions thereto, lawfully adopted, and shall designate to the Secretary or appointed Transfer Agents of the Corporation, the address to which he desires that notices herein required to be given may be sent, and all notices mailed to such address, with postage prepaid, shall be considered as duly given at the date of mailing; provided, however, that, in the event any shareholder shall have failed to so designate an address to which notices shall be sent, said notices shall be sent to any address where the Secretary believes he may be reached, otherwise to "General Delivery, Cincinnati, Ohio." The mailing or any notice to "General Delivery, Cincinnati, Ohio," shall be conclusive evidence that the Secretary knows of no address where he believes said shareholder may be reached.

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